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                                                                   Exhibit 3.120

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

Article I is hereby amended and restated as follows:

                  The name of the corporation is: Ticketmaster Group, Inc. (originally incorporated on January 20, 1988 as Ticketmaster Holdings Group, Ltd., and effective upon filing Articles of Amendment on September 22, 1994, the name was changed to Ticketmaster Group, Inc., and effective upon filing the Articles of Merger reflecting the amendment to the Articles of Incorporation on June 24 1998, the name was changed to Brick Acquisition Corp.)

Article 2 is hereby amended and restated as follows:

                  The name and address of the registered agent and registered office are:

                      Registered Agent:   Prentice-Hall Corporation System, Inc.
                      Registered Office:  33 North LaSalle Street
                                          Chicago, Illinois 60602 (Cook County)

Article 3 is hereby amended and restated as follows:

                  The purpose for which the corporation is organized is:

                           To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Act of 1983 of the State of Illinois, as amended from time to time (the "BCA").

Article 4 is hereby amended and restated as follows:

                  Paragraph 1: The authorized shares, issued shares and consideration received are:

                           The corporation is authorized to issue 100,000,000 shares of common stock $0.01 par value per share, of which 1,000 shares are issued. The paid-in capital of the corporation is $154,630,868.00.

                  Paragraph 2: Cumulative voting rights for all shares in all circumstances are denied.

Article 5 is hereby amended and shall read as follows:

                  The corporation shall, to the fullest extent permitted by
                  Section 8.75 of the BCA, indemnify all officers and directors of the corporation and advance expenses reasonably incurred by all officers and directors of the corporation.
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Article 6 is hereby amended and shall read as follows:

                  To the fullest extent permitted by the BCA, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA or (iv) for any transaction from which the director derived an improper personal benefit.
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         The manner if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable , insert "No change")

                  No change

         (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

                  No change

         (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                  No change

                                          Before Amendment    After Amendment

                      Paid-in Capital       $__________         $__________

    (Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated  June 24, 1998            Brick Acquisition Corp.
                                (Exact Name of Corporation at date of execution)

attested by /s/ Roger W. Clark                   by /s/ Thomas Kuhn
            ___________________                     _______________
         (Signature of Secretary or         (Signature of President or
            Assistant Secretary                 Vice President)

Roger Clark, Secretary                           Thomas J. Kuhn, President
______________________                           _________________________
(Type or Print Name and Title)              (Type or Print Name and Title)

If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.
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Dated __________, 19 ___

______________________________      ______________________________

______________________________      ______________________________

______________________________      ______________________________

______________________________      ______________________________


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     1131.0683                            NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State. BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been names or elected.
                                                                 (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:
         (a) to remove the names and addresses of directors names in the articles of incorporation;
         (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section 5.10 is also filed;
         (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.
         (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
         (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
         (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05,
         (g) to restate the articles of incorporation as currently amended. (Section 10.15)

NOTE 4:  All amendments not adopted under Section 10.10 or Section 10.15 require
         (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to
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         vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

         The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or large vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.
                                                                 (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                         (Sections 7.10 & 10.20)

C-173.9


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